Exhibit 10.4

Amendment
Dated as of July 9, 2009
to
Receivables Sale Agreement
Dated as of July 1, 2005

This Amendment (the “Amendment”), dated as of July 9, 2009, is entered into among Kansas City Power & Light Receivables Company (the “Seller”), Kansas City Power & Light Company (the “Initial Collection Agent”), Victory Receivables Corporation (the “Purchaser”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (formerly known as The Bank of Tokyo-Mitsubishi, Ltd., New York Branch), as agent for the Purchaser (the “Agent”).

Reference is hereby made to that certain Receivables Sale Agreement, dated as of July 1, 2005 (as amended, supplemented or otherwise modified through the date hereof, the “Sale Agreement”), among the Seller, the Initial Collection Agent, the Purchaser and the Agent.  Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

    Section 1.   Upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:

    (a)  Section 1.2(b) of the Sale Agreement is hereby amended by deleting the last sentence appearing therein, in its entirety.

    (b)  Clause (a) of the defined term “Defaulted Receivable” appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

  (a)  on which any amount is unpaid more than 90 days past its invoice date

    (c)  The defined term “Dilution Reserve” appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

“Dilution Reserve” means (i) two (2) times the highest three consecutive month average Dilution Ratio (expressed as a decimal) over the last twelve (12) calendar months multiplied by (ii) the Eligible Receivables Balance.

    (d)  The references to “1.0%” appearing in the defined term “Discount Rate” appearing in Schedule I of the Sale Agreement are hereby amended to read as “2.0%.”

    (e)  The reference to “2” appearing in clause (b) of the defined term “Loss Reserve” appearing in Schedule I of the Sale Agreement is hereby amended to read as “3.”

    (f)  The defined term “Purchase Limit” appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

            “Purchase Limit” means $95,000,000.

    (g)  The defined term “Seasonal Period” appearing in Schedule I of the Sale Agreement is hereby deleted in its entirety.

    (h)  Clause (d) of the defined term “Termination Date” appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

            (d)  July 8, 2010.

    (i)  Clause (n) of the defined term “Termination Event” appearing in Schedule I of the Sale Agreement is hereby deleted in its entirety.

    Section 2.  The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed.  From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect.

    Section 3.  This Amendment shall become effective once the Agent receives (i) executed counterparts hereof, (ii) a renewal fee described in the First Amendment to Amended and Restated Fee Letter and (iii) executed counterparts to the First Amendment to Amended and Restated Fee Letter.

    Section 4.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

    Section 5.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

In Witness Whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as the Agent By: /s/ Ichinari Matsui Title: SVP & Group Head

Victory Receivables Corporation By: /s/ Louise E. Colby Title: Vice President

Kansas City Power & Light Receivables Company By: /s/ James P. Gilligan Title: President

Kansas City Power & light Company By: /s/ Michael W. Cline Title: Vice President – Investor Relations and Treasurer